      As filed with the Securities and Exchange Commission on May 18, 2001
                                            Registration No. 333-_______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                VALUECLICK, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    77-0495335
  (State or other jurisdiction               (IRS Employer Identification No.)
 of incorporation or organization)

         4360 PARK TERRACE DRIVE, SUITE 100, WESTLAKE VILLAGE, CA 91361
               (Address of principal executive offices) (Zip Code)

                                 ---------------

    CLICKAGENTS.COM, INC. STOCK OPTION PLAN (AS ASSUMED BY VALUECLICK, INC.) Z MEDIA, INC. 1999 STOCK INCENTIVE PLAN (AS ASSUMED BY VALUECLICK, INC.)
                  SPECIAL OPTION GRANT TO MR. ADAMS PURSUANT TO
        NON-PLAN STOCK OPTION AGREEMENT (AS ASSUMED BY VALUECLICK, INC.)
                            (Full title of the Plan)

                                 ---------------

                                 JAMES R. ZARLEY
                             CHIEF EXECUTIVE OFFICER
                                VALUECLICK, INC.
         4360 PARK TERRACE DRIVE, SUITE 100, WESTLAKE VILLAGE, CA 91361
                    (Name and address of agent for service)

                                 (818) 575-4500
          (Telephone number, including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                    PROPOSED              PROPOSED
                TITLE OF                                             MAXIMUM               MAXIMUM
               SECURITIES                      AMOUNT               OFFERING              AGGREGATE             AMOUNT OF
                  TO BE                        TO BE                 PRICE                OFFERING            REGISTRATION
               REGISTERED                   REGISTERED (1)          PER SHARE               PRICE                 FEE
               ----------                   --------------          ---------               ------              --------
  CLICKAGENTS.COM, INC. STOCK OPTION
  PLAN (AS ASSUMED BY REGISTRANT)           427,237 shares          $0.763 (2)         $326,250.68 (3)            $81.57
  Common Stock, $0.001 par value

  Z MEDIA, INC. 1999 STOCK INCENTIVE
  PLAN (AS ASSUMED BY REGISTRANT)           381,414 shares          $1.739 (2)         $663,486.54 (3)           $165.88
  Common Stock, $0.001 par value

  SPECIAL OPTION GRANT TO MR. ADAMS
  PURSUANT TO NON-PLAN STOCK OPTION          37,952 shares           $7.91 (4)         $300,200.32 (3)            $75.05
  AGREEMENT (AS ASSUMED BY REGISTRANT)
  Common Stock, $0.001 par value

                                                                                     Aggregate Registration Fee: $322.50

 ==================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the ClickAgents.com, Inc. Stock Option Plan (as assumed by Registrant), the Z Media, Inc. 1999 Stock Incentive Plan (as assumed by Registrant), and/or the Special Option Grant to Mr. Adams Pursuant to Non-Plan Stock Option Agreement (as assumed by Registrant) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options, and rounded down to the nearest one tenth of one cent.

(3) The actual aggregate offering price based on the actual weighted average exercise price per share.

(4) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the actual exercise price of the individual option.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  ValueClick, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on April 2, 2001;

(b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, filed with the Commission on May 15, 2001.

(c) The Registrant's Current Reports on Form 8-K, filed with the Commission on December 5, 2000 (as amended on Form 8-K/A filed with the Commission on February 5, 2001) and December 22, 2000 (as amended on Form 8-K/A filed with the Commission on February 22, 2001); and

(d) The Registrant's Registration Statement No. 000-30135 on Form 8-A12G filed with the Commission on March 28, 2000, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

                  Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors of the Registrant under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

                  Article VII, Section I of the Bylaws of the Registrant provides that the Registrant shall indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative, or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the Delaware General Corporation Law.

                  As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article VIII of the Registrant's Amended and Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable for monetary damages for beach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit.

                  The Registrant has entered into indemnification agreements with each of its directors and executive officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, however, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to the Registrant (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses). The indemnification agreements provide for the Registrant to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. In order to receive an advance of expenses, the individual must submit to the Registrant a statement or statements that reasonably evidences such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.

                  The Registrant has purchased directors' and officers' liability insurance.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

Item 8.  EXHIBITS

EXHIBIT
NUMBER             EXHIBIT

4        Instruments Defining the Rights of Stockholders.
         Reference is made to Registrant's Registration Statements No.
         000-30135 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Items 3(c) to this Registration Statement.

5        Opinion and consent of Brobeck, Phleger & Harrison LLP.

23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

24       Power of Attorney. Reference is made to page II-4 of this Registration
         Statement.

99.1     ClickAgents.com, Inc. Stock Option Plan (As Assumed by Registrant).

99.2     Form of ClickAgents.com, Inc. Stock Option Award Agreement.

99.3     Form of ClickAgents.com, Inc. Stock Option Assumption Agreement.

99.4     Z Media, Inc. 1999 Stock Incentive Plan (As Assumed by Registrant).

99.5     Form of Z Media, Inc. Stock Option Agreement.

99.6     Form of Z Media, Inc. Stock Option Assumption Agreement.

99.7     Special Option Grant to Mr. Adams Pursuant to Non-Plan Stock Option
         Agreement (As Assumed by Registrant).

99.8     Stock Option Assumption Agreement for Special Option Grant.

Item 9.  UNDERTAKINGS

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration

Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the ClickAgents.com, Inc. Stock Option Plan (as assumed by Registrant), the Z Media, Inc. 1999 Stock Incentive Plan (as assumed by Registrant) and the special option grant to Mr. Adams pursuant to non-plan stock option agreement (as assumed by Registrant).

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California on this 16th day of May, 2001.

                                       VALUECLICK, INC.


                                       By: /s/ JAMES R. ZARLEY
                                           -------------------------------------
                                           James R. Zarley
                                           Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Zarley and Kurt A. Johnson, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

SIGNATURE                              TITLE                                       DATE


/s/ JAMES R. ZARLEY                    Chief Executive Officer                     May 16, 2001
-------------------------------        and Chairman of the Board
James R. Zarley                        (Principal Executive Officer)



/s/ EARL A. MALM II                    President, Chief Operating                  May 16, 2001
-------------------------------        Officer and Director
Earl A. Malm II



/s/ BRIAN CORYAT                       Founder and Vice Chairman                   May 16, 2001
-------------------------------        of the Board
Brian Coryat



/s/ KURT A. JOHNSON                    Chief Financial Officer                     May 16, 2001
-------------------------------        (Principal Financial and
Kurt A. Johnson                        Accounting Officer)


/s/ DAVID S. BUZBY                     Director                                    May 16, 2001
-------------------------------
David S. Buzby



/s/ ROBERT D. LEPPO                    Director                                    May 16, 2001
-------------------------------
Robert D. Leppo



/s/ MARTIN HART                        Director                                    May 16, 2001
-------------------------------
Martin Hart



/s/ STEVEN J. UMBERGER                 Director                                    May 16, 2001
-------------------------------
Steven J. Umberger



/s/ JEFFREY E. EPSTEIN                 Director                                    May 16, 2001
-------------------------------
Jeffrey E. Epstein



/s/ BARRY SALZMAN                      Director                                    May 16, 2001
-------------------------------
Barry Salzman

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                                VALUECLICK, INC.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER             EXHIBIT

4        Instruments Defining the Rights of Stockholders.
         Reference is made to Registrant's Registration Statements No.
         000-30135 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Items 3(c) to this Registration Statement.

5        Opinion and consent of Brobeck, Phleger & Harrison LLP.

23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.

24       Power of Attorney. Reference is made to page II-4 of this Registration
         Statement.

99.1     ClickAgents.com, Inc. Stock Option Plan (As Assumed by Registrant).

99.2     Form of ClickAgents.com, Inc. Stock Option Award Agreement.

99.3     Form of ClickAgents.com, Inc. Stock Option Assumption Agreement.

99.4     Z Media, Inc. 1999 Stock Incentive Plan (As Assumed by Registrant).

99.5     Form of Z Media, Inc. Stock Option Agreement.

99.6     Form of Z Media, Inc. Stock Option Assumption Agreement.

99.7     Special Option Grant to Mr. Adams Pursuant to Non-Plan Stock Option
         Agreement (As Assumed by Registrant).

99.8     Stock Option Assumption Agreement for Special Option Grant.